UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2020

THE FIRST BANCORP, INC.
(Exact name of Registrant as specified in charter)

Maine
(State or other jurisdiction of incorporation)

0-26589	01-0404322
(Commission file number)	(IRS employer identification no.)

Main Street	Damariscotta	Maine	04543
(Address of principal executive offices)			(Zip Code)
(207) 563-3195
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is
intended to simultaneously satisfy the filing obligations
of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuit to Section 12(b) of the Exchange Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 2.01 Completion of Acquisition or Disposition of Assets Page 1

Signatures                      Page 2

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

First National Bank Finalizes Purchase
On Monday, December 14, 2020, First National Bank completed the purchase of a bank branch at 1B Belmont Avenue in Belfast, Maine from Bangor Savings Bank. The transaction value per the preliminary closing statement is $25.2 million, consisting of loans, the building, equipment, and deposit premium. Prior to completing the transaction, First National Bank obtained all required legal and regulatory approvals.

The 1B Belmont Avenue branch in Belfast was previously operated by Damariscotta Bank and Trust and was purchased from Bangor Savings Bank. It was one of six Maine branches Bangor Savings Bank acquired from Damariscotta Bank and Trust and was divested to resolve concerns in the market raised by the U.S. Department of Justice’s Antitrust Division.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST BANCORP, INC.

By: /s/ Richard M. Elder
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Richard M. Elder
Executive Vice President & Chief Financial Officer
December 14, 2020